Exhibit 31.1

Amphenol Corporation
Certification pursuant to
Section 302 of
the Sarbanes-Oxley Act of 2002
Certification

I, Martin H. Loeffler, as the principal executive officer of the registrant, certify that:

1.                                     I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2005 of Amphenol Corporation;

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.                                       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: June 7, 2006

/s/ Martin H. Loeffler
Martin H. Loeffler
Chairman, President and Chief Executive Officer